Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL-YEAR 2011 RESULTS

PASADENA, Calif., January 31, 2012 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited fourth quarter and full-year 2011 results. All non-GAAP financial measures are reconciled to GAAP in the attached tables. Unless otherwise indicated, the discussion of the Company’s results is focused on its continuing operations.

Fourth Quarter Financial Summary — Preliminary

(in millions, except per share amounts)

	4Q	4Q	% Change vs. P/Y
	2011	2010	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$960.5	$942.5	2%	3%
Retail Branding and Information Solutions	368.4	386.4	-5%	-4%
Other specialty converting businesses	125.7	133.7	-6%	-3%

Total net sales	$1,454.6	$1,462.6	-1%	1%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	4Q	4Q	% Change	% of Sales		4Q	4Q	% Change	% of Sales
	2011	2010	Fav(Unf)	2011	2010	2011	2010	Fav(Unf)	2011	2010
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$66.1	$68.6		6.9%	7.3%	$69.8	$69.8		7.3%	7.4%
Retail Branding and Information Solutions	10.0	17.3		2.7%	4.5%	16.3	17.3		4.4%	4.5%
Other specialty converting businesses	(6.5)	(5.0)		-5.2%	-3.7%	(5.8)	(2.8)		-4.6%	-2.1%
Corporate expense	(14.6)	(13.8)				(9.4)	(11.0)

Total operating income before interest and taxes/operating margin	$55.0	$67.1	-18%	3.8%	4.6%	$70.9	$73.3	-3%	4.9%	5.0%
Interest expense	17.9	18.8				17.9	18.8
Income from operations before taxes	$37.1	$48.3	-23%	2.6%	3.3%	$53.0	$54.5	-3%	3.6%	3.7%
Provision for (benefit from) income taxes	$8.1	($51.6)				$14.9	($35.1)
Net income from continuing operations	$29.0	$99.9	-71%	2.0%	6.8%	$38.1	$89.6	-57%	2.6%	6.1%
(Loss) income from discontinued operations, net of tax	($6.8)	$14.3	-148%	-0.5%	1.0%	$3.1	$15.7	-80%	0.2%	1.1%
Net income	$22.2	$114.2	-81%	1.5%	7.8%	$41.2	$105.3	-61%	2.8%	7.2%
Net income per common share, assuming dilution:
Continuing operations	$0.27	$0.93	-71%			$0.36	$0.83	-57%
Discontinued operations	($0.06)	$0.13	-146%			$0.03	$0.15	-80%
Total Company	$0.21	$1.06	-80%			$0.39	$0.98	-60%

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation, acquisitions and divestitures.

(b)	Excludes restructuring costs and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP financial measures).

Full Year Financial Summary - Preliminary

(in millions, except per share amounts)

			% Change vs. P/Y
	2011	2010	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$3,971.6	$3,717.4	7%	4%
Retail Branding and Information Solutions	1,500.8	1,522.1	-1%	-3%
Other specialty converting businesses	553.9	542.5	2%	1%

Total net sales	$6,026.3	$5,782.0	4%	2%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
			% Change	% of Sales				% Change	% of Sales
	2011	2010	Fav(Unf)	2011	2010	2011	2010	Fav(Unf)	2011	2010
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$312.8	$307.0		7.9%	8.3%	$329.7	$314.1		8.3%	8.4%
Retail Branding and Information Solutions	49.9	59.9		3.3%	3.9%	68.1	65.7		4.5%	4.3%
Other specialty converting businesses	(6.9)	(0.4)		-1.2%	-0.1%	(4.3)	2.8		-0.8%	0.5%
Corporate expense	(51.9)	(51.2)				(43.0)	(47.7)

Total operating income before interest and taxes/operating margin	$303.9	$315.3	-4%	5.0%	5.5%	$350.5	$334.9	5%	5.8%	5.8%
Interest expense	71.0	76.3				71.0	76.3
Income from operations before taxes	$232.9	$239.0	-3%	3.9%	4.1%	$279.5	$258.6	8%	4.6%	4.5%
Provision for (benefit from) income taxes	$78.5	($2.8)				$94.2	$3.1
Net income from continuing operations	$154.4	$241.8	-36%	2.6%	4.2%	$185.3	$255.5	-27%	3.1%	4.4%
Income from discontinued operations, net of tax	$35.7	$75.1	-52%	0.6%	1.3%	$45.1	$80.7	-44%	0.7%	1.4%
Net income	$190.1	$316.9	-40%	3.2%	5.5%	$230.4	$336.2	-31%	3.8%	5.8%
Net income per common share, assuming dilution: Continuing operations	$1.45	$2.27	-36%			$1.74	$2.39	-27%
Discontinued operations	$0.33	$0.70	-53%			$0.42	$0.76	-45%
Total Company	$1.78	$2.97	-40%			$2.16	$3.15	-31%

						2011	2010
Free Cash Flow (includes discontinued operations) (c)						$292.0	$378.9

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation, acquisitions and divestitures.

(b)	Excludes restructuring costs and other items (see accompanying schedules A-3 and A-5 for reconciliation to GAAP financial measures).

(c)	Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

    “Despite the challenges of softening volumes and inflation in 2011, we increased operating income before restructuring costs, and generated nearly $300 million of free cash flow,” said Dean Scarborough, Avery Dennison chairman, president and CEO. “Our employees did an outstanding job of meeting this year’s challenges with a strong focus on pricing, productivity, and working capital, and I want to thank them for their discipline and dedication.

    “We also announced earlier this month an agreement to sell our Office and Consumer Products business, consistent with our strategy to maximize its value for shareholders,” Scarborough said.

    “For 2012, although the economic environment remains uncertain, we expect improved earnings, solid free cash flow, and increased return of cash to shareholders.”

    For more details on the Company’s results, see the Company’s supplemental presentation materials, “Fourth Quarter and Full-Year 2011 Financial Review and Analysis,” posted on the Company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

Fourth Quarter 2011 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, acquisitions and divestitures.

Pressure-sensitive Materials (PSM)

¡	Label and Packaging Materials sales grew compared to the prior year due to the benefit of pricing actions taken to offset raw material inflation. Sales in Graphics and Reflective Solutions grew compared to prior year due to higher volume.

¡	Operating margin declined 40 basis points to 6.9 percent as increased raw material costs and costs associated with restructuring were largely offset by the benefit of pricing actions and productivity initiatives. Excluding costs associated with restructuring, operating margin was roughly flat.

Retail Branding and Information Solutions (RBIS)

¡	Sales declined due to lower unit demand from retailers and brands in the U.S. and Europe reflecting caution about consumer spending.

¡	Operating margin declined 180 basis points to 2.7 percent as lower volume and increased costs associated with restructuring were partially offset by the benefit of productivity initiatives. Excluding costs associated with restructuring, operating margin was roughly flat.

Other specialty converting businesses

¡	Sales declined compared to the prior year.

¡	Operating margin declined 150 basis points to negative 5.2 percent as lower volume and increased costs associated with restructuring were partially offset by a gain on the sale of a product line. Excluding costs associated with restructuring and the gain on the sale, operating margin declined.

Other

The Company today announced an eight percent increase in the first quarter 2012 dividend to $0.27 per share.

Sale of Office and Consumer Products Business

On January 3, 2012, the Company announced that it signed a definitive agreement to sell its Office and Consumer Products business (“OCP”) to 3M Company for $550 million in cash. The transaction is subject to customary closing conditions and regulatory approvals, and is expected to be completed in the second half of 2012. The Company’s OCP earnings, combined with costs associated with the transaction, are reported as income or loss from discontinued operations (net of tax) in the consolidated income statement. OCP assets and liabilities are segregated on the balance sheet for 2011 as “held for sale”. Cash flow continues to be reported on a consolidated basis.

The Company expects a combination of net proceeds and free cash flow from OCP of approximately $400 million.

Taxes

The fourth quarter effective tax rate was 22 percent. The full-year tax rate on continuing operations increased from negative one percent in 2010 to 34 percent, reflecting a significant discrete tax event in the fourth quarter of 2010, geographic income mix, and other discrete items. Fourth quarter results from continuing and discontinued operations included a negative $0.12 per share tax settlement primarily related to OCP (discontinued operations).

Cost Reduction Actions

In the fourth quarter, the Company continued to reduce fixed costs through restructuring actions, which included a reduction of corporate overhead consistent with the sale of OCP. The Company estimates approximately $55 million in annualized savings from actions taken during the year, with approximately one-fourth of the benefit realized in 2011. The Company incurred approximately $45 million in charges associated with these actions in 2011. Cash costs from continuing and discontinued operations associated with restructuring activities were $38 million and less than $1 million, respectively, in 2011. The Company continues to identify and assess further opportunities to increase productivity through restructuring.

Outlook

In the Company’s supplemental presentation materials, “Fourth Quarter and Full-Year 2011 Financial Review and Analysis,” the Company provides a list of factors that it believes will contribute to its 2012 financial results. Based on the factors listed and other assumptions, the Company expects 2012 earnings per share from continuing operations between $1.65 and $2.00 and free cash flow from continuing operations between $275 million and $325 million. Excluding an estimated $0.15 per share for restructuring costs and other items, the Company expects adjusted (non-GAAP) earnings per share from continuing operations of between $1.80 and $2.15.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. For more than 75 years the company has been a global leader in pressure-sensitive technology and materials and retail branding and information solutions. A FORTUNE 500 company with sales of $6 billion from continuing operations in 2011, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) economic conditions on underlying demand for the Company’s products; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (3) competitors’ actions, including pricing, expansion in key markets, and product offerings.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s 2010 Form 10-K, filed on February 28, 2011 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the Fourth Quarter conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2011	Jan. 1, 2011	Dec. 31, 2011	Jan. 1, 2011

Net sales	$1,454.6	$1,462.6	$6,026.3	$5,782.0
Cost of products sold	1,096.0	1,098.5	4,504.9	4,268.2

Gross profit	358.6	364.1	1,521.4	1,513.8
Marketing, general & administrative expense	287.7	290.8	1,170.9	1,178.9
Interest expense	17.9	18.8	71.0	76.3
Other expense, net (1)	15.9	6.2	46.6	19.6

Income from continuing operations before taxes	37.1	48.3	232.9	239.0
Provision for (benefit from) income taxes	8.1	(51.6)	78.5	(2.8)

Income from continuing operations	29.0	99.9	154.4	241.8
(Loss) income from discontinued operations, net of tax	(6.8)	14.3	35.7	75.1

Net income	$22.2	$114.2	$190.1	$316.9

Per share amounts:
Net income (loss) per common share, assuming dilution
Continuing operations	$0.27	$0.93	$1.45	$2.27
Discontinued operations	(0.06)	0.13	0.33	0.70

Net income per common share, assuming dilution	$0.21	$1.06	$1.78	$2.97

Average common shares outstanding, assuming dilution	106.8	107.8	106.8	106.8

(1)	“Other expense, net” for the fourth quarter of 2011 includes severance and related costs of $11, asset impairment and lease cancellation charges of $5.3, partially offset by other items of $(.4).

“Other expense, net” for the fourth quarter of 2010 includes severance and related costs of $2.8, asset impairment and lease cancellation charges of $.6, and other items of $2.8.

“Other expense, net” for 2011 YTD includes severance and related costs of $35.5, asset impairment and lease cancellation charges of $9, and other items of $2.1.

“Other expense, net” for 2010 YTD includes severance and related costs of $10, asset impairment and lease cancellation charges of $2.7, and other items of $6.9.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the Company’s performance and operating trends, as well as liquidity.

The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g. restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The Company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, acquisitions and divestitures;

Operating margin refers to earnings before interest expense and taxes as a percentage of sales;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the full year estimated tax effect of restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus net proceeds from sale (purchase) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

The Company excludes the full year estimated tax effect of restructuring costs and other items from the estimated tax rate to determine its adjusted tax rate to derive non-GAAP net income.

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2011	Jan. 1, 2011	Dec. 31, 2011	Jan. 1, 2011

Reconciliation of Operating Margins:
Net sales	$1,454.6	$1,462.6	$6,026.3	$5,782.0

Income from continuing operations before taxes	$37.1	$48.3	$232.9	$239.0

Income from continuing operations before taxes as a percentage of sales	2.6%	3.3%	3.9%	4.1%

Adjustment:
Interest expense	$17.9	$18.8	$71.0	$76.3

Operating income from continuing operations before interest expense and taxes	$55.0	$67.1	$303.9	$315.3

Operating Margin	3.8%	4.6%	5.0%	5.5%

Income from continuing operations before taxes	$37.1	$48.3	$232.9	$239.0
Adjustments:
Restructuring costs:
Severance and related costs	11.0	2.8	35.5	10.0
Asset impairment and lease cancellation charges	5.3	0.6	9.0	2.7
Other items (1)	(0.4)	2.8	2.1	6.9
Interest expense	17.9	18.8	71.0	76.3

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$70.9	$73.3	$350.5	$334.9

Adjusted Operating Margin (non-GAAP)	4.9%	5.0%	5.8%	5.8%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:
As reported net income from continuing operations	$29.0	$99.9	$154.4	$241.8
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	9.1	(10.3)	30.9	13.7

Adjusted Non-GAAP Net Income from Continuing Operations	$38.1	$89.6	$185.3	$255.5

Reconciliation of GAAP to Non-GAAP Net Income from Discontinued Operations:
As reported net (loss) income from discontinued operations	$(6.8)	$14.3	$35.7	$75.1
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	9.9	1.4	9.4	5.6

Adjusted Non-GAAP Net Income from Discontinued Operations	$3.1	$15.7	$45.1	$80.7

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income	$22.2	$114.2	$190.1	$316.9
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	19.0	(8.9)	40.3	19.3

Adjusted Non-GAAP Net Income	$41.2	$105.3	$230.4	$336.2

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 31, 2011	Jan. 1, 2011	Dec. 31, 2011	Jan. 1, 2011

Reconciliation of GAAP to Non-GAAP Net Income Per Common Share from Continuing Operations:

As reported net income per common share from continuing operations, assuming dilution	$0.27	$0.93	$1.45	$2.27
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.09	(0.10)	0.29	0.12

Adjusted Non-GAAP net income per common share from continuing operations, assuming dilution	$0.36	$0.83	$1.74	$2.39

Reconciliation of GAAP to Non-GAAP Net Income Per Common Share from Discontinued Operations:

As reported net income per common share from discontinued operations, assuming dilution	$(0.06)	$0.13	$0.33	$0.70
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.09	0.02	0.09	0.06

Adjusted Non-GAAP net income per common share from discontinued operations, assuming dilution	$0.03	$0.15	$0.42	$0.76

Reconciliation of GAAP to Non-GAAP Net Income Per Common Share:

As reported net income per common share, assuming dilution	$0.21	$1.06	$1.78	$2.97
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.18	(0.08)	0.38	0.18

Adjusted Non-GAAP net income per common share, assuming dilution	$0.39	$0.98	$2.16	$3.15

Average common shares outstanding, assuming dilution	106.8	107.8	106.8	106.8

(1)	Includes gain on sale of product line and an investment, loss from debt extinguishments, legal settlements, loss from curtailment and settlement of pension obligations, and transaction costs.

(2)	Reflects the full year estimated tax effect of restructuring costs and other items.

	(UNAUDITED)
	Twelve Months Ended
	Dec. 31, 2011	Jan. 1, 2011

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$422.7	$486.7
Purchase of property, plant and equipment, net	(105.0)	(83.5)
Purchase of software and other deferred charges	(26.0)	(25.1)
Proceeds from sale of investments, net	0.3	0.8

Free Cash Flow	$292.0	$378.9

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Fourth Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011 (1)	2010 (2)	2011		2010

Pressure-sensitive Materials	$960.5	$942.5	$66.1	$68.6	6.9%		7.3%
Retail Branding and Information Solutions	368.4	386.4	10.0	17.3	2.7%		4.5%
Other specialty converting businesses	125.7	133.7	(6.5)	(5.0)	(5.2%	)	(3.7%	)
Corporate Expense	N/A	N/A	(14.6)	(13.8)	N/A		N/A
Interest Expense	N/A	N/A	(17.9)	(18.8)	N/A		N/A

TOTAL FROM CONTINUING OPERATIONS	$1,454.6	$1,462.6	$37.1	$48.3	2.6%		3.3%

(1)	Operating income for the fourth quarter of 2011 includes severance and related costs of $11, asset impairment and lease cancellation charges of $5.3, partially offset by other items of $(.4). Of the total $15.9, the Pressure-sensitive Materials segment recorded $3.7, the Retail Branding and Information Solutions segment recorded $6.3, the other specialty converting businesses recorded $.7, and Corporate recorded $5.2.

(2)	Operating income for the fourth quarter of 2010 includes severance and related costs of $2.8, asset impairment and lease cancellation charges of $.6, and other items of $2.8. Of the total $6.2, the Pressure-sensitive Materials segment recorded $1.2, the other specialty converting businesses recorded $2.2, and Corporate recorded $2.8.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011		2010

Pressure-sensitive Materials
Operating income and margins, as reported	$66.1	$68.6	6.9%		7.3%
Adjustments:
Restructuring costs:
Severance and related costs	1.8	1.0	0.2%		0.1%
Asset impairment and lease cancellation charges	1.9	0.2	0.2%		—

Adjusted operating income and margins (non-GAAP)	$69.8	$69.8	7.3%		7.4%

Retail Branding and Information Solutions
Operating income and margins, as reported	$10.0	$17.3	2.7%		4.5%
Adjustments:
Restructuring costs:
Severance and related costs	6.3	(0.4)	1.7%		(0.1%)
Asset impairment and lease cancellation charges	—	0.4	—		0.1%

Adjusted operating income and margins (non-GAAP)	$16.3	$17.3	4.4%		4.5%

Other specialty converting businesses
Operating loss and margins, as reported	$(6.5)	$(5.0)	(5.2%	)	(3.7%)
Adjustments:
Restructuring costs:
Severance and related costs	2.9	2.2	2.3%		1.6%
Asset impairment charges	3.4	—	2.7%		—
Other items	(5.6)	—	(4.4%	)	—

Adjusted operating loss and margins (non-GAAP)	$(5.8)	$(2.8)	(4.6%	)	(2.1%)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011 (1)	2010 (2)	2011		2010

Pressure-sensitive Materials	$3,971.6	$3,717.4	$312.8	$307.0	7.9%		8.3%
Retail Branding and Information Solutions	1,500.8	1,522.1	49.9	59.9	3.3%		3.9%
Other specialty converting businesses	553.9	542.5	(6.9)	(0.4)	(1.2%	)	(0.1%	)
Corporate Expense	N/A	N/A	(51.9)	(51.2)	N/A		N/A
Interest Expense	N/A	N/A	(71.0)	(76.3)	N/A		N/A

TOTAL FROM CONTINUING OPERATIONS	$6,026.3	$5,782.0	$232.9	$239.0	3.9%		4.1%

(1)	Operating income for 2011 includes severance and related costs of $35.5, asset impairment and lease cancellation charges of $9, and other items of $2.1. Of the total $46.6, the Pressure-sensitive Materials segment recorded $16.9, the Retail Branding and Information Solutions segment recorded $18.2, the other specialty converting businesses recorded $2.6, and Corporate recorded $8.9.

(2)	Operating income for 2010 includes severance and related costs of $10, asset impairment and lease cancellation charges of $2.7, and other items of $6.9. Of the total $19.6, the Pressure-sensitive Materials segment recorded $7.1, the Retail Branding and Information Solutions segment recorded $5.8, the other specialty converting businesses recorded $3.2, and Corporate recorded $3.5.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2011	2010	2011		2010

Pressure-sensitive Materials
Operating income and margins, as reported	$312.8	$307.0	7.9%		8.3%
Adjustments:
Restructuring costs:
Severance and related costs	12.7	4.5	0.3%		0.1%
Asset impairment and lease cancellation charges	3.7	1.3	0.1%		—
Other items	0.5	1.3	—		—

Adjusted operating income and margins (non-GAAP)	$329.7	$314.1	8.3%		8.4%

Retail Branding and Information Solutions
Operating income and margins, as reported	$49.9	$59.9	3.3%		3.9%
Adjustments:
Restructuring costs:
Severance and related costs	18.5	2.7	1.2%		0.2%
Asset impairment and lease cancellation charges	1.4	1.3	0.1%		0.1%
Other items	(1.7)	1.8	(0.1%	)	0.1%

Adjusted operating income and margins (non-GAAP)	$68.1	$65.7	4.5%		4.3%

Other specialty converting businesses
Operating loss and margins, as reported	$(6.9)	$(0.4)	(1.2%	)	(0.1%	)
Adjustments:
Restructuring costs:
Severance and related costs	4.3	2.8	0.7%		0.5%
Asset impairment charges	3.9	0.1	0.7%		—
Other items	(5.6)	0.3	(1.0%	)	0.1%

Adjusted operating (loss) income and margins (non-GAAP)	$(4.3)	$2.8	(0.8%	)	0.5%

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)
ASSETS	Dec. 31, 2011	Jan. 1, 2011
Current assets:
Cash and cash equivalents	$178.0	$127.5
Trade accounts receivable, net	877.1	996.1
Inventories, net	475.1	519.9
Assets held for sale	455.9	—
Other current assets	233.7	308.4
Total current assets	2,219.8	1,951.9

Property, plant and equipment, net	1,078.4	1,262.9
Goodwill	759.3	940.8
Other intangibles resulting from business acquisitions, net	161.2	228.9
Non-current deferred and refundable income taxes	322.3	266.0
Other assets	431.7	448.9
	$4,972.7	$5,099.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$227.1	$381.0
Accounts payable	736.5	748.2
Liabilities held for sale	154.5	—
Other current liabilities	529.0	702.6
Total current liabilities	1,647.1	1,831.8

Long-term debt	954.2	956.2
Other long-term liabilities	712.9	665.7
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	778.6	768.0
Retained earnings	1,810.5	1,727.9
Accumulated other comprehensive loss	(263.2)	(142.9)
Employee stock benefit trusts	—	(73.2)
Treasury stock at cost	(791.5)	(758.2)
Total shareholders’ equity	1,658.5	1,645.7
	$4,972.7	$5,099.4

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Dec. 31, 2011	Jan. 1, 2011
Operating Activities:

Net income	$190.1	$316.9

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	168.0	172.9
Amortization	78.5	74.7
Provision for doubtful accounts	16.8	16.3
Asset impairment and net loss on sale and disposal of assets and product line	9.9	5.1
Loss from debt extinguishments	0.7	4.0
Stock-based compensation	39.6	35.2
Other non-cash expense and loss	38.1	43.6
Other non-cash income and gain	(2.0)	(0.5)

	539.7	668.2
Changes in assets and liabilities and other adjustments	(117.0)	(181.5)
Net cash provided by operating activities	422.7	486.7

Investing Activities:

Purchase of property, plant and equipment, net	(105.0)	(83.5)
Purchase of software and other deferred charges	(26.0)	(25.1)
Proceeds from sale of product lines	21.5	—
Proceeds from sale of investments, net	0.3	0.8
Other	5.0	—
Net cash used in investing activities	(104.2)	(107.8)

Financing Activities:

Net decrease in borrowings (maturities of 90 days or less)	(146.4)	(98.4)
Additional borrowings (maturities longer than 90 days)	—	249.8
Payments of debt (maturities longer than 90 days)	(1.5)	(341.2)
Dividends paid	(106.5)	(88.7)
Purchase of treasury stock	(13.5)	(108.7)
Proceeds from exercise of stock options, net	3.9	2.5
Other	(7.5)	(6.8)
Net cash used in financing activities	(271.5)	(391.5)
Effect of foreign currency translation on cash balances	3.5	2.0
Increase (decrease) in cash and cash equivalents	50.5	(10.6)
Cash and cash equivalents, beginning of year	127.5	138.1
Cash and cash equivalents, end of year	$178.0	$127.5

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